EXHIBIT 10.11

FIRST AMENDMENT TO JANUARY 1, 2008 EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS FIRST AMENDMENT TO JANUARY 1, 2008 EXECUTIVE SALARY CONTINUATION AGREEMENT (this “First Amendment”), is entered into as of this 14th day of June, 2011, by and between SUMMIT FINANCIAL GROUP, INC. (“Summit”), and DOUGLAS T. MITCHELL (“Employee”).

WITNESSETH

WHEREAS, Summit and Employee entered into that certain Executive Salary Continuation Agreement dated as of the 1st day of January 2008 (the “Agreement”); and

WHEREAS, Summit and Employee desire to enter into this First Amendment to evidence their agreed modification of the Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants, agreement and undertakings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.	Amendment to Paragraph IV. Paragraph IV of the Agreement shall be amended to read as follows, effective as of the date first written above:

IV.	RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

Upon attainment of the Retirement Date, (as set forth in Subparagraph III [A.] subject to the provisions of Paragraph IX,) the Company shall pay the Executive an annual benefit equal to One Hundred Twenty Five Thousand ($125,000), the “Retirement Benefit.”  Said Retirement Benefit shall be paid in equal monthly installments (1/12th of the annual benefit) until the death of the Executive.  Said payment shall commence the first day of the month following (i) the date of such Separation from Service, or (ii) if applicable, in accordance with the Restriction on Timing of Distribution, whichever is later.  Upon the death of the Executive after attainment of the Retirement Date, (as set forth in III [A.] subject to the provisions of Paragraph IX,) if there is a balance in the accrued liability retirement account, an amount equal to such balance shall be paid in a lump sum to the Beneficiary.  Said payment due hereunder shall be made the first day of the second month following the Executive’s death.

2.
Amendment Controls Over Agreement.  Unless otherwise expressly amended herein, all terms and conditions of the Agreement, as the same may be supplemented, modified, amended or extended from time to time, remain in full force and effect.  This First Amendment shall control to the extent any conflict or ambiguity arises between the Agreement and this First Amendment, as the case may be.

3.	Authority. The undersigned are duly authorized by all required action or agreement to enter into this First Amendment.

4.
Modification to Agreement.  The right to amend the Agreement and the First Amendment further is reserved by the parties and this First Amendment may be amended or modified only by an instrument or document in writing signed by the person or entity against whom enforcement is sought.

5.
Governing Law.  This First Amendment, and any documents executed in connection herewith or as required hereunder, and the rights and obligations of the undersigned hereto and thereto, shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

                SUMMIT FINANCIAL GROUP, INC.

By:    /s/ H. Charles Maddy III
             Its:  President & CEO

                       /s/ Douglas T. Mitchell
                                         DOUGLAS T. MITCHELL